EXHIBIT 99.1

Synthesis Energy Systems, Inc. Updates Progress at Three New Aluminum Corporation of China Industrial Syngas Gasification Plants

Syngas Manufacturing Now Underway With Full Operational Capacity Expected in August at Shandong Clean Coal Natural Gas Replacement Project; Shanxi and Henan Projects Poised to Start Commissioning Soon

HOUSTON, July 28, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, announced that its Tianwo-SES Clean Energy Technologies Company Joint Venture reports continued significant progress at the $105-million natural gas replacement projects under construction for Aluminum Corporation of China Limited (NYSE:ACH) (HKEx:2600) (SSE:601600). The initial facility in Zibo City, Shandong Province, which entered the commissioning phase in June 2015, has now successfully achieved initial syngas manufacturing and is expected by Tianwo-SES to be achieve design capacity operations and be fully completed in August 2015. The facility, which features two SES Gasification Technology systems designed by Tianwo-SES, will then complete its final acceptance. Additionally, Tianwo-SES reports that the Shanxi project, which contains one SES gasification system, is expected to enter commissioning this summer; the Henan project, which contains four SES gasification systems, is expected to enter commissioning in the fourth quarter of 2015.

"It is encouraging to be this far through the commissioning phase so quickly on the first Aluminum Corporation of China project in Zibo City. SES is pleased to be onsite with our operating team from ZZ, supporting the effort," stated Robert W. Rigdon, President and CEO of Synthesis Energy Systems. "I believe the speed of deployment and compact nature of the designs for these natural gas replacement projects is a large step forward toward providing lower cost pre-fabricated gasification island components and modules which can speed up construction time providing advantages for both ourselves and our customers. These factors clearly demonstrate our advanced technology's ability to be constructed efficiently and at lower cost and we consider this a milestone game-changer supporting our Growth With Blue Skies initiative which we intend to grow through Tianwo-SES, to win more projects in China and globally."

Total construction order commitments of $105 million (650 million Yuan) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the design institute of SES' China JV partner, Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code: 002564), and serves as the general contractor supplying the engineering, construction and balance of plant equipment for the three projects. The seven SES Gasification Technology (SGT) systems are supplied by Tianwo-SES, and represent the JV's first technology and equipment supply order, estimated to be approximately $23 million.

"The CHALCO Shandong project began in January and quickly completed the gasification structure design and started the second gasifier manufacturing by mid-March. All the related coal feeding, coal gasification, gas cleaning, environmental and other common engineering systems completed in May and the gasification system was first operated in June. This commissioning is demonstrating the advantaged capabilities of the SES Gasification Technology and of Tianwo-SES," stated Chen Yu Zhong, Chairman of Suzhou Thvow Technology. "These three projects represent the successful beginning of our Tianwo-SES joint venture with SES and, with this success, our coal-to-gas turnkey business has entered a new stage. We are now building a pipeline of future projects, and will build on this success to win more projects quickly and grow the value of our business."

The Zibo City project in Shandong Province, which utilizes two SES gasification systems, has successfully completed the "A" system testing with 168 hours of operation. The "B" system initiated testing last week and is scheduled to also complete a minimum of 168 hours of operational testing. The final construction phase, to complete the air separation plant which produces oxygen for the gasifiers, is underway and expected by Tianwo-SES to be completed in August. At that time, SES' Joint Venture expects to operate both A and B systems simultaneously and prepare for final acceptance.

SES Gasification Technology is uniquely capable of generating clean and economical syngas from local low-grade lignite coal, to replace the purchase of more expensive natural gas for myriad energy and chemical industries, including aluminum. Once the three Aluminum Corporation of China projects enter commercial operation, the installed base for SES Gasification Technology will expand from five to 12 gasification systems in operation in China.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES' advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Thvow Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China's largest alumina and primary aluminum producer and the world's second largest alumina producer. CHALCO was established as a joint stock limited company in the People's Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE:ACH;  Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

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